                                                                     EXHIBIT 1.1

                         FORM OF UNDERWRITING AGREEMENT

                QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
                               3,450,000 Shares*
                                  Common Stock
                          ($0.001 par value per share)

                             ----------------------

                             Underwriting Agreement

                                                            [__________], 200[_]

Adams, Harkness & Hill, Inc.
60 State Street
Boston, Massachusetts 02109

Dear Sirs:

     Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you (collectively, the "Underwriters") an aggregate of 3,000,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 450,000 additional shares (the "Optional Shares") of common stock of the Company, $0.001 par value per share ("Common Stock"). The Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the "Shares."

     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

         (a) A registration statement on Form S-1 (File No. 333-101668) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement including any pre-effective amendments thereto and any post-effective amendments thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, delivered to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the
_____________
    * Includes 450,000 shares subject to an option to purchase additional shares to cover over-allotments.

Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto, including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or the Rule 462(b) Registration Statement, if any, at the time it became effective, each as amended at the time such part of such Initial Registration Statement became effective, are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus";

         (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

         (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date and the applicable Time of Delivery (as hereinafter defined) as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or, in the case of the Registration Statement or any amendment thereto, necessary to make the statements therein not misleading and, in the case of the Preliminary Prospectus, the Prospectus or any supplement thereto, necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

         (d) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder which have not been described in or filed as exhibits to the Registration Statement, as required; the contracts so described in the Prospectus to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable in accordance with their respective terms against the Company, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity and
(iii) state or federal
securities laws or policies relating to the non-enforceability of the indemnification provisions contained therein, and, to the Company's knowledge, such contracts are enforceable in accordance with their respective terms by the Company against the other parties thereto, except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally, (y) general principles of equity, whether considered in a proceeding at law or in equity and (z) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained therein, and such contracts are in full force and effect on the date hereof; and neither the Company nor, to the best of the Company's knowledge, any other party thereto, is in breach of or default under any of such contracts, except for such breaches or defaults that will not result in a material adverse change in the business, assets, management, financial position or results of operations of the Company (hereinafter, a "Material Adverse Change");

         (e) Since the date of the latest audited financial statements included in the Prospectus, the Company has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is in each case material to the Company, otherwise than as set forth or contemplated in the Prospectus or as would not result in a Material Adverse Change; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus (i) there has not been any change in the capital stock (other than issuances of Common Stock pursuant to Company stock option and stock purchase plans described in the Registration Statement and Prospectus) or long-term debt of the Company or any Material Adverse Change and (ii) the Company has not entered into any material transaction or incurred any material obligation outside of the ordinary course of business, otherwise than as set forth in the Prospectus;

         (f) The Company owns no real property and has good and marketable title to all other properties and assets described in the Prospectus as owned by it, in each case free and clear of all liens, charges, encumbrances or restrictions, except such as (i) are described in the Prospectus or (ii) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; any real property and buildings held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company; the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not result in a Material Adverse Change;

         (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Prospectus, and the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not result in a Material Adverse Change;

         (h) The Company has an authorized capitalization as set forth in the Prospectus, and all the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Common Stock contained in the Prospectus; except as disclosed in or contemplated by the Prospectus and the consolidated financial statements of the Company, and the related notes thereto, included in the Prospectus, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations; and the description of the Company's stock option plans and the options or other rights granted and exercised thereunder set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, options and rights;

         (i) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Stock contained in the Prospectus; no preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement; no stockholder of the Company has any right, which has not been waived, to require the Company to register the sale of any shares of capital stock owned by such stockholder under the Act in the public offering contemplated by this Agreement; and assuming that the offering contemplated by this Agreement constitutes a "public offering" under the Marketplace Rules of the National Association of Securities Dealers, Inc. (the "NASD"), no further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein;

         (j) The Company has full corporate power and authority to enter into this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity and
(iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained herein;

         (k) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for any conflict, breach, violation or default that would not result in a Material Adverse Change, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company as currently in effect or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the bylaws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters;

         (l) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, would reasonably be expected, individually or in the aggregate, to prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Change; no labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent that would reasonably be expected to result in a Material Adverse Change; and the Company is not a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body, that would reasonably be expected to result in a Material Adverse Change;

         (m) The Company possesses all licenses, certificates, authorizations or permits issued by the appropriate governmental or regulatory agencies or authorities that are necessary to enable it to own, lease and operate its properties and to carry on its business as presently conducted, except where the failure to possess such licenses, certificates, authorization or permits would not reasonably be expected to result in a Material Adverse Change; and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Change;

         (n) The Company (i) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, including, without limitation, those relating to occupational safety and health, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, those relating to the storage, handling or transportation of hazardous or toxic materials (collectively, "Environmental Laws") and (ii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company, in its reasonable judgment, has concluded that any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change;

         (o) Ernst & Young LLP, who have audited certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

         (p) The consolidated financial statements and schedules of the Company, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and cash flows of the Company for the respective periods covered thereby; such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent public accountants named in paragraph (o) above; no other financial statements or schedules are required to be included in the Registration Statement; and the selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Consolidated Financial Information" fairly present in all material respects the information set forth therein on the basis stated in the Registration Statement;

         (q)  Except as disclosed in the Registration Statement and Prospectus,
(i) the Company owns, possesses or has the right to use all trademarks, service marks, trade names, patent rights, copyrights, licenses, trade secrets and proprietary rights necessary to conduct its business as now conducted, (ii) the Company has not received notice of any infringement by the Company of trademark, service mark, trade name, patent, copyright, license, trade secret, proprietary or other similar rights of others, and (iii) to the Company's knowledge, there is no claim of infringement being made against the Company regarding trademark, service mark, trade name, patent, copyright, license, trade secret, proprietary or other similar rights and no reasonable basis therefor exists, which, in each case, if adversely decided, would reasonably be expected to result in a Material Adverse Change. Except as disclosed in the Registration Statement and Prospectus, (w) none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company's knowledge, any of its officers, directors, employees or consultants or otherwise in violation of the rights of any person, except for such violations that would not reasonably be expected to result in a Material Adverse Change; (x) the Company has not received, and to the Company's knowledge, none of its employees has received, any written or oral communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the intellectual property or proprietary rights of any other person or entity; (y) the operation of the business of the Company as currently operated will not, to the Company's knowledge, result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, any material contract, covenant or instrument under which any of such employees is now obligated; and (z) the Company has taken reasonable measures to prevent the unauthorized dissemination or publication of its confidential information or the confidential information of third parties in its possession. Each current technical employee of the Company has executed an agreement with the Company regarding confidential information and the assignment of proprietary information to the Company;

         (r) The Company has filed all necessary federal, state and foreign income and franchise tax returns, each of which has been true and correct in all material respects, and has paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company which could reasonably be expected to result in a Material Adverse Change;

         (s) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (t) The Company maintains insurance of the types and in the amounts which it deems adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

         (u) The Company has not at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States, any foreign government, or any jurisdiction thereof;

         (v) Other than exempted activity under Regulation M, the Company has not taken and will not take, directly or indirectly through any of its directors, officers or controlling persons, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

         (w)  The Common Stock of the Company has been registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company is not required to take any further action for the inclusion of the Shares on the Nasdaq National Market.

    2.   Shares Subject to Sale.

         (a) On the basis of the representations, warranties and agreements of the Company contained herein, and subject to the terms and conditions of this Agreement, (i) the Company agrees to issue and sell the Firm Shares to the several Underwriters and (ii) each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[_____], the respective number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto; and

         (b) In the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, (i) the Company agrees to issue and sell the Optional Shares to the several Underwriters and (ii) each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Optional Shares which all of the Underwriters are entitled to purchase hereunder.

     The Company hereby grants to the Underwriters the right to purchase at their election up to 450,000 Optional Shares at the purchase price per share set forth in clause (a) of this Section 2, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised on one occasion by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event (i) earlier than the First Time of Delivery (as hereinafter defined) or, (ii) unless you and the Company otherwise agree in writing, earlier than two or later than three business days after the date of such notice. The Representatives confirm that each Underwriter has authorized the Representatives for its account, to accept delivery of, and receipt for, and make payment of the purchase price for, the Firm Shares and the Optional Shares, if any, which such Underwriter has agreed to purchase.

     3. Offering. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     4. Closing. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Adams, Harkness & Hill, Inc. may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of same day funds, all at the office of Adams, Harkness & Hill, Inc., 60 State Street, Boston, Massachusetts 02109. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Boston time, on [__________], 2002 or such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., Boston time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Optional Shares, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." Such certificates will be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery at such location as you may specify. If the Underwriters so elect, delivery of the Shares may be made by credit through full fast transfer to the accounts at the Depository Trust Company designated by Adams, Harkness & Hill, Inc.

     5.  Covenants of the Company. The Company agrees with each of the
Underwriters:

         (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act, to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be reasonably disapproved by you promptly giving reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

     (b) Promptly, from time to time, to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) To furnish the Underwriters with copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

     (d) To make generally available to its security holders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the full fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (as defined in Rule 158(c)), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

     (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Shares, without your prior written consent, other than (i) the sale of the Shares to be sold by the Company hereunder; (ii) the issuance of shares and the award of options under the Company's stock plans in amounts not in excess of the amount described in the Prospectus as available for grant under such plans, and the issuance of Common Stock upon the exercise thereof; (iii) the issuance of shares of Common Stock upon exercise of warrants or conversion of other convertible securities outstanding on the date of this Agreement and described in the Prospectus; (iv) the issuance of Series B common stock pursuant to the terms of the Company's Certificate of Incorporation; (v) the issuance of warrants to purchase 300,000 shares of Common Stock in connection with the Company's spin-off and the issuance of shares of Common Stock underlying such warrants upon the exercise thereof; and (vi) the issuance of securities as consideration in connection with any acquisition transaction or strategic partnership not primarily for equity financing purposes.

     (f) Except as permitted under paragraph (e) above, not to grant options to purchase shares of Common Stock which would become exercisable during a period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus;

     (g) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flow of the Company and its consolidated subsidiaries certified by independent public accountants) and to make available (within the meaning of Rule 158(b) under the Act) as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

     (h) During a period of five years from the effective date of the Registration Statement, to furnish to you upon your request copies of all reports or other communications (financial or other) furnished to stockholders generally, and deliver to you as soon as they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission, the Nasdaq National Market or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a combined or consolidated basis to the extent the accounts of the Company and its subsidiaries are combined or consolidated in reports furnished to its stockholders generally or to the Commission);

     (i) To use the net proceeds acquired by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds" and in a manner such that the Company will not become an "investment company" as that term is defined in the Investment Company Act; and

     (j) Not to accelerate the vesting of any option issued under any stock option plan such that any such option may be exercised within 90 days from the date of the Prospectus.

     6. Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of reproducing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses and filing fees in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof and securing any required review by the NASD of the terms of the sale of the Shares, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and review and in connection with the Blue Sky survey, which shall not exceed an aggregate of $5,000; (iv) the cost of preparing stock certificates; (v) the cost and charges of any transfer agent or registrar; (vi) out-of-pocket accountable fees, disbursements and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the performance of the Underwriter's obligations hereunder which are not otherwise specifically provided for in this Section, which shall not exceed an aggregate of $100,000 (or such lesser amount as required under the rules, regulations or determinations of the NASD); and (vii) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 8 and
Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     7. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its respective obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

     (b) Goodwin Procter LLP, counsel to the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to this Agreement, the Registration Statement, the Prospectus, and other related matters as you may reasonably request;

     (c) Morrison & Foerster LLP, counsel to the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, with respect to the matters set forth in Annex I hereto;

     (d) On the date hereof and also at each Time of Delivery, Ernst & Young LLP, shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex II hereto;

     (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is in each case material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, or as would not result in a Material Adverse Change, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock (other than issuances of Common Stock pursuant to Company stock option and stock purchase plans or upon exercise of outstanding warrants described in the Registration Statement and Prospectus) or long-term debt of the Company or any Material Adverse Change, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your good faith judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (f) On or after the date hereof there shall not have occurred any of the following: (i) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal or New York authorities, (ii) an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the good faith judgment of the Underwriters, to affect materially and adversely the marketability of the Shares, or (iii) there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which has materially and adversely affected the Company's business or earnings and which, in the good faith judgment of the Underwriters, makes it impracticable or inadvisable to offer or sell the Shares;

     (g) The Shares to be sold by the Company at such Time of Delivery shall have been accepted for quotation, subject to notice of issuance, on the Nasdaq National Market System;

     (h) Each director and officer of the Company shall have executed and delivered to you agreements in which such holder undertakes, for 90 days after the date of the Prospectus, subject to certain exceptions stated therein, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any securities convertible into or exchangeable for, or any rights to purchase or acquire, shares of Common Stock, without the prior written consent of Adams, Harkness & Hill, Inc.; and

     (i) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, in their capacities as such, satisfactory to you, as to the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, as to the performance by the Company, of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section, and as to such other matters as you may reasonably request.

     8. Indemnification and Contribution.

     (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or, in the case of the Registration Statement or any amendment thereto, necessary to make the statements therein not misleading and, in the case of the Preliminary Prospectus, the Prospectus or any supplement thereto, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein; and provided further, that with respect to any untrue statement or omission made in any Preliminary Prospectus, the indemnification agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned if both (y) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the Act, and (z) the untrue statement or omission in the Preliminary Prospectus was corrected in the Prospectus.

     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or, in the case of the Registration Statement or any amendment thereto, necessary to make the statements therein not misleading and, in the case of the Preliminary Prospectus, the Prospectus or any supplement thereto, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. No indemnification provided for in subsection (a) or (b) above shall be available hereunder to any party who shall fail to give notice as provided in the preceding sentence if, but only to the extent that, the party to whom such notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the notice would have related and was materially prejudiced by the failure to give such notice; provided, however, that the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In the event the indemnifying party does not assume the defense of any action brought against an indemnified party, the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified persons, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against such action or proceeding, unless (i) the indemnifying party has agreed in writing to pay such fees and expenses or (ii) an indemnified party reasonably determines that there may be conflicting interests between such indemnified party and other indemnified parties in conducting the defense of such action, including situations in which there are one or more legal defenses available to such indemnified party that are different from or in addition to those available to other indemnified parties. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     9. Termination.

        (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six
(36) hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notify you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

        (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof (excluding subsection (vi) of Section 6) and the indemnity and contribution agreements in Section 8 hereof, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

     11. Expenses of Termination. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall then have no liability to any Underwriter except as provided in Section 6 (excluding subsection (vi) of Section 6) and
Section 8 hereof (provided that the indemnification and contribution agreements in Section 8 hereof shall not survive in the event that this Agreement terminates prior to the First Time of Delivery); but, if this Agreement is terminated due to any of the conditions set forth in Section 7 hereof not having been met, or the Shares are not delivered by or on behalf of the Company as provided herein (unless in either case such termination, failure to satisfy such conditions is due to the default or omission of any Underwriter), the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel but excluding wages and salaries paid by you, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall have no further liability to any Underwriter in respect of the Shares not so delivered except as provided in
Section 6 and Section 8 hereof (provided that the indemnification and contribution agreements in Section 8 hereof shall not survive in the event that this Agreement terminates prior to the First Time of Delivery).

     12. Notice. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Adams, Harkness & Hill, Inc. on behalf of you as the Underwriters.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Underwriters in care of Adams, Harkness & Hill, Inc., 60 State Street, Boston, MA 02109, Attention: Peter Cahill; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement,
Attention: President; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriter's Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. Information Provided by the Underwriters. The Company and the Underwriters acknowledge that, for purposes of this Agreement, the statements set forth under the heading "Underwriting" in the Prospectus (with the exception of information regarding (i) the amount of expenses estimated by the Company to be incurred in connection with the transactions contemplated hereby and (ii) the aggregate number of shares of common stock held by officers and directors with respect to which such holders have agreed with the underwriters not to offer to sell, contract to sell, or otherwise sell, dispose of, pledge or grant any rights without the prior written consent of Adams, Harkness & Hill, Inc.) constitute the only information furnished in writing to the Company by any Underwriter specifically for inclusion in the Registration Statement or the Prospectus.

     14. Miscellaneous.

        (a) This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        (b) Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        (c) This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

        (d) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signors thereof.

                                      Very truly yours,

                                      QUANTUM FUEL SYSTEMS
                                      TECHNOLOGIES WORLDWIDE, INC.


                                      By:
                                         ---------------------------------------
                                         Alan P. Niedzwiecki
                                         President and Chief Executive Officer


                                      Accepted as of the date hereof at Boston, Massachusetts

                                      ADAMS, HARKNESS & HILL, INC.,


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE I


                                                                    Number of
                                                                 Optional Shares
                                         Total Number            to be Purchased
                                        of Firm Shares             if Maximum
                                        to be Purchased         Option Exercised
                                        ---------------         ----------------
Adams, Harkness & Hill, Inc. ..........

TOTAL..................................


                                     ANNEX I

                     Form of Morrison & Foerster LLP Opinion

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the Prospectus. The Company is duly qualified to transact business as a foreign corporation in the States of California and Michigan.

     2. The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein. All of the issued and outstanding shares of capital stock have been duly authorized and validly issued and, to such counsel's knowledge, are fully paid and nonassessable. The Shares have been duly authorized and, when issued and delivered in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description of the capital stock contained in the Prospectus.

     3. The Company has the corporate power and authority to enter into the Underwriting Agreement and perform its obligations thereunder and the Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     4. The issuance and sale by the Company of the Shares and the performance by the Company of its obligations under the Underwriting Agreement does not and will not (i) violate the certificate of incorporation or by-laws of the Company,
(ii) constitute a material breach of the terms, conditions or provisions of or constitute a default under any agreement, indenture or other instrument filed as an exhibit to the Registration Statement to which the Company is a party or by which it is bound, or to which any of its properties is subject, or (iii) violate any existing Delaware, California or federal law, rule or administrative regulation known to such counsel to be customarily applicable to transactions of the nature contemplated in the Underwriting Agreement or any decree known to such counsel of any court or any governmental agency or body having jurisdiction over the Company or any of its properties, except that such counsel need express no opinion as to state securities or "Blue Sky" laws or as to compliance with the anti-fraud provisions of federal and state securities laws.

     5. No authorization, approval or consent of any court or governmental authority or agency is required in connection with the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the several Underwriters and such as may be required by the National Association of Securities Dealers, Inc. (as to which such counsel need express no opinion).

     6. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     Such counsel shall also state that such counsel has participated in conferences with representatives of the Underwriters and with representatives of the Company and its accountants concerning the Registration Statement and the Prospectus and has considered the matters required to be stated therein and the statements contained therein, without having independently verified the accuracy, completeness or fairness of such statements. Such counsel shall state that on the basis of information that such counsel has gained in the course of such counsel's representation of the Company in connection with its preparation of the Registration Statement and Prospectus and such counsel's participation in the discussions referred to above, such counsel believes that the Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the published rules and regulations of the Commission thereunder (except as to the financial statements, supporting schedules, footnotes, and other financial and statistical information included therein, as to which such counsel need express no opinion) and such counsel does not know of any legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject that are required to be described in the Registration Statement or Prospectus that are not so described or of any contracts or any other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or Prospectus that are not filed or described as required. Further, such counsel shall state that based upon and subject to such information and participation, nothing came to the attention of such counsel that caused such counsel to believe that (i) the Registration Statement as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) that the Prospectus at the time it was filed with the Commission pursuant to Rule 424(b) under the Act or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and need not make any comment in this paragraph with respect to the financial statements, supporting schedules, footnotes, and other financial and statistical information, or industry data attributed to an identified source, contained in the Registration Statement or Prospectus).

     Such counsel may state that the limitations inherent in the independent verification of factual matters and the character of the determinations involved in such counsel's review are such that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement and Prospectus except for those made under the caption "Description of Capital Stock," which accurately summarize in all material respects the provisions of the laws and documents referred to therein.

     Such counsel shall also include a statement in such opinion as to the matters set forth in this paragraph. The Registration Statement has become effective under the Act. To the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission nor has any proceeding been instituted or contemplated for that purpose under the Act. The Prospectus has been filed with the Commission pursuant to Rule 424(b) of the rules and regulations under the Act within the time period required thereby.

                                    ANNEX II

     Pursuant to Section 7(d) of the Underwriting Agreement, Ernst & Young LLP shall furnish letters to the Underwriters to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, pro forma financial information) examined by them and included in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the Underwriters;

          (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

          (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the four most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such four fiscal years which were included in the Company's Annual Report on Form 10-K for the most recent fiscal year;

          (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

          (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus, for them to be conformity with generally accepted accounting principles;

               (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the most recent fiscal year;

               (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included in the Company's Annual Report on Form 10-K for the most recent fiscal year;

               (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
     (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.